UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

•	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 23, 2012, we entered into a supplement no. 2 to transaction agreements (the “Supplement”) with Invus, L.P. and Invus C.V. (collectively, “Invus”), supplementing the terms of our securities purchase agreement, stockholders' agreement and registration rights agreement with Invus, L.P., each dated June 17, 2007 and as previously amended, supplemented or otherwise modified.
The stockholders' agreement provides that Invus has the right to designate a number of directors equal to the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates, rounded up to the nearest whole number of directors. Invus also has the right to require proportionate representation of Invus-appointed directors on the audit, compensation and corporate governance committees of our board of directors, to the extent permitted by applicable law and the rules and regulations of the Nasdaq Stock Market. Invus and its affiliates currently own approximately 58.3% of the outstanding shares of our common stock and have designated three of the nine current members of our board of directors. Invus-designated directors currently serve as one of the four members of the compensation committee and one of the three members of the corporate governance committee of our board of directors.
Although Invus has indicated that it does not have any current plans to designate additional directors or make additional appointments to the audit, compensation or corporate governance committees of our board of directors pursuant to these rights, we and Invus entered into the Supplement with the objective of enabling us to effect Invus' potential exercise of these rights in as expeditious and efficient manner as possible.
The Supplement acknowledges that our board of directors has approved, subject to stockholder approval, an amendment to our certificate of incorporation (the “Charter Amendment”) (1) increasing the maximum number of members of our board of directors from twelve to 13 and (2) allowing for an increase above 13 directors as may be required for Invus to exercise its director designation rights under the stockholders' agreement. The Supplement also acknowledges that our board of directors has recommended the Charter Amendment for approval by our stockholders and provides that we will take certain actions relating to obtaining such approval, including the inclusion of the Charter Amendment as a matter to be considered and acted upon at our 2012 annual meeting of stockholders and the solicitation from our stockholders eligible to vote at such annual meeting of proxies in favor of the Charter Amendment.
The Supplement also acknowledges that our board of directors has approved, subject to stockholder approval of the Charter Amendment, amendments to our bylaws (1) increasing the maximum number of directors from twelve to 13 and allowing for an increase above 13 directors as may be required for Invus to exercise its director designation rights under the stockholders' agreement, (2) providing that directors designated by Invus may call special meetings of stockholders and (3) providing that directors designated by Invus may be elected at special meetings of stockholders called for such purpose.
Under the Supplement, upon written request from Invus, we have also agreed to take all necessary actions in accordance with our obligations under the stockholders' agreement to (1) increase the number of directors to the number specified by Invus (which number shall be no greater than reasonably necessary for the exercise of Invus' director designation rights under the stockholders' agreement) and (2) cause the appointment to the newly created directorships of directors so designated by Invus pursuant to its rights under the stockholders' agreement.

Item 8.01	Other Events

On February 16, 2012, Raymond Debbane, one of our directors designated by Invus pursuant to its rights under the stockholders' agreement, was appointed chairman of our board of directors, replacing Samuel L. Barker, Ph.D. Dr. Barker will continue to serve as a member of our board of directors and chairman of the audit committee of our board of directors, as well as a member of the compensation committee of our board of directors, a position to which he was appointed on February 16, 2012.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
10.1	—	Supplement No. 2 to Transaction Agreements, dated February 23, 2012, with Invus, L.P. and Invus C.V.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: February 24, 2012	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description
10.1	—	Supplement No. 2 to Transaction Agreements, dated February 23, 2012, with Invus, L.P. and Invus C.V.